Exhibit 10.1

FIRST CAROLINA FINANCIAL SERVICES, INC.

2020 EQUITY INCENTIVE PLAN

THIS 2020 EQUITY INCENTIVE PLAN of First Carolina Financial Services, Inc., a North Carolina corporation with its principal office in Rocky Mount, North Carolina, sets forth the terms and conditions under which Options and Restricted Stock may be granted from time to time to Eligible Employees and Directors, subject to the following provisions:

ARTICLE I

DEFINITIONS

The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.

Board. The Board of Directors of First Carolina Financial Services, Inc.

Change in Control Transaction. Any transaction that would be deemed a “change in control event” with respect to the Company pursuant to Section 409A, without giving effect to any elective provisions thereunder.

Code. The Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

Committee. The executive committee of the Board or such other committee as the Board may designate from time to time to administer the Plan, but if no such committee has been designated, then references herein to the Committee will mean the Board.

Common Stock. The Common Stock, par value $1.00 per share, of the Company.

Company. First Carolina Financial Services, Inc.

Director. A member of the Board or a member of the board of directors of any Subsidiary.

Disability. An individual who has received Rights has a “Disability” for purposes of this Plan when he or she becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, which shall be determined by the Committee on the basis of such medical or other evidence as it may reasonably require or deem appropriate.

Effective Date. The date on which this Plan is adopted by the Board.

Eligible Employees. Those individuals who meet the following eligibility requirements:

i.	Such individual must be a full time employee of the Company or a Subsidiary. For this purpose, an individual shall be considered to be an “employee” only if there exists between the Company or a Subsidiary and the individual the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

ii.	Such individual is identified by the Committee as an employee who is in a position to contribute to the long-term success of the Company.

iii.	If the Registration shall not have occurred, such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the receipt and/or exercise of a Right.

iv.	Such individual, being otherwise an Eligible Employee under the foregoing items, shall have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.

Exercise Price. The price at which an Option may be exercised.

Fair Market Value. With respect to the Company’s Common Stock, the market price per share of such Common Stock determined by the Committee, consistent with the requirements of Sections 409A and 422 of the Code and to the extent consistent therewith, as follows, as of the date specified in the context within which such term is used:

i.	if the Common Stock is traded on a stock exchange (including, without limitation, an applicable market tier of The Nasdaq Stock Market LLC) on the date as of which such determination is made, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

ii.	if on the date as of which such determination is made, quotations for the Common Stock are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the market systems maintained by OTC Markets Group Inc.)or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the closing price for the Common Stock quoted on such system for the trading date as of the date as of which such determination is made; and if a closing price is not available for such date, then the fair market value shall be equal to the closing price on the most recent trading day for which such a price is available;

iii.	if no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Committee, for the trading date first preceding the date as of which such determination is made; and

iv.	if the Committee determines that the price as determined above does not represent the fair market value of a share of Common Stock, the Committee may then consider such other factors as it deems appropriate and then fix the fair market value for the purposes of this Plan. In such case, the Committee shall maintain a written record of its method of determining Fair Market Value.

Grantee. An individual who is a Holder or an Optionee.

Holder. An individual granted Rights to Restricted Stock.

ISO. An “incentive stock option” as defined in Section 422 of the Code.

Just Cause Termination means the termination of a Grantee’s employment or other service relationship for one or more of the following reasons, as determined by the Committee:

i.	the commission by the Grantee of an act of fraud, embezzlement, theft, proven dishonesty, or any other illegal act or practice, whether or not resulting in criminal prosecution or conviction, with respect to the Company or a Subsidiary, or any act or practice which the Committee shall, in good faith, deem to have resulted in the Grantee’s becoming unbondable under the Company’s or any Subsidiary’s fidelity bond;

ii.	the willful engaging by the Grantee in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any subsidiaries and competing with the Company or its subsidiaries, or soliciting employees, consultants or customers of the Company in violation of law or any employment or other agreement to which the Grantee is a party; or

iii.	the willful and continued failure or habitual neglect by the Grantee to perform his or her duties with the Company or any Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the Grantee shall be deemed to be “willful” unless done or omitted to be done by the Grantee not in good faith and without reasonable belief that the Grantee’s action or omission was in the best interest of the Company and/or the Subsidiary.

Notwithstanding the foregoing, if the Grantee has entered into an employment agreement or other similar services agreement that is binding as of the date of termination, and if such agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Grantee in this Plan. “Cause” under either (i), (ii) or (iii) above shall be determined by the Committee.

Non-Qualified Option. Any Option granted under Article III hereof that is designated by the Committee as a Non -Qualified Option or an Option that is designated as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

Option Agreement. The agreement between the Company and an Optionee with respect to Options granted to such Optionee, including such terms and provisions as are necessary or appropriate under Article III.

Optionee. An individual granted an Option under Article III.

Option Period. The period ending on the expiration date of each Option, which shall not exceed 10 years from the date of grant of the Option.

Options. ISOs and Non-Qualified Options are collectively referred to herein as “Options;” provided, however, whenever reference is specifically made only to ISOs or Non-Qualified Options, such reference shall be deemed to be made to the exclusion of the other.

Plan. This 2020 Equity Incentive Plan, as the same may be amended from time to time.

Plan Pool. A total of 250,000 shares of authorized, but unissued, shares of Common Stock, as adjusted pursuant to Section 2.3(b), which shall be available for the grant of Rights under this Plan.

Registration. The registration by the Company of this Plan, the offering of Rights under this Plan, the offering of Stock under this Plan, and/or the Stock acquirable under this Plan under the 1933 Act and applicable state “Blue Sky” and securities laws.

Restricted Stock. The Stock that a Holder shall be awarded with restrictions when, as, in the amounts and with the restrictions described in Article IV.

Restricted Stock Grant Agreement. The agreement between the Company and a Holder with respect to Rights to Restricted Stock, including such terms and provisions as are necessary or appropriate under Article IV.

Retirement. “Retirement” shall mean:

i.           the termination of an Eligible Employee’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Company or a Subsidiary, or

ii.          termination of an Eligible Employee’s employment after attaining age 65 (except in the case of a Just Cause Termination), or

iii.         termination of service as a Director, at the election of the Director, at any time after not less than five (5) years of service as a Director.

Rights. The rights to exercise, purchase or receive the Options or Restricted Stock described herein.

Rights Agreement. An Option Agreement or a Restricted Stock Grant Agreement.

SEC. The United States Securities and Exchange Commission.

Section 409A. Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder by the United States Department of the Treasury (whether issued before or after the Effective Date), and all state laws of similar effect.

Stock. The shares of Common Stock in the Plan Pool available for issuance pursuant to the valid exercise or issuance of a Right or on which the cash value of a Right is to be based.

Subsidiary. Any direct or indirect subsidiary entity of the Company.

Tax Withholding Liability. All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Company.

Transfer. The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, by operation of law (by will or descent and distribution), transfer by a qualified domestic relations order, a property settlement or maintenance agreement, transfer by result of the bankruptcy laws or otherwise of a share of Stock or of a Right.

Vesting Period. The period or periods of time within which each Option or portion thereof will first become exercisable.

1933 Act. The Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

ARTICLE II

GENERAL

Section 2.1. Purpose.

The purposes of this Plan are to encourage and motivate Directors and selected key employees to contribute to the successful performance of the Company and any Subsidiary of the Company and to promote the growth of the market value of the Company’s Common Stock; to achieve a unity of purpose between such Directors, employees and shareholders by providing ownership opportunities, and, when viewed in conjunction with potential benefit plans for members of the Board and the board of directors of any Subsidiary, to achieve a unity of purpose between such employees and Directors in the achievement of the Company’s primary long term performance objectives; to retain such employees by rewarding them with potentially tax-advantageous future compensation; and to attract new employees and directors. These objectives will be promoted through the granting of Rights to designated Eligible Employees and Directors pursuant to the terms of this Plan.

Section 2.2. Administration.

(a)          The Plan shall be administered by the Committee. The Committee may designate any officers or employees of the Company or any Subsidiary to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

(b)          Subject to the provisions of the Plan, the determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive upon persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion:

(i)         to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical);

(ii)        to define the terms used in the Plan and in the Rights granted hereunder;

(iii)       to prescribe, amend and rescind the rules, regulations and policies relating to the Plan;

(iv)       to determine the Eligible Employees and Directors to whom and the time or times at which such Rights shall be granted, the number of shares of Stock, as and when applicable, to be subject to each Right,

(v)        to determine the Exercise Price or other relevant purchase price or value pertaining to a Right;

(v)        to determine the vesting schedule (if any) for each Right granted hereunder;

(vi)       to determine any other terms, not inconsistent with the requirements of the Plan, that may apply to any Rights granted hereunder;

(vi)       to make all other determinations and interpretations necessary or advisable for the administration of the Plan.

(c)          It shall be in the discretion of the Committee to grant Options to purchase shares of Stock to Eligible Employees which qualify as ISOs under the Code. Any Options granted which fail to satisfy the requirements for ISOs shall be Non-Qualified Options.

(d)          The Committee shall be responsible for supplying the Grantee of a Right and/or shares of Stock in connection therewith with such information about the Company as is contemplated by the federal and state securities laws in connection with exemptions from the registration requirements of such laws, as well as providing the Grantee of a Right with the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the Rights granted under this Plan. In addition, if Registration has not occurred, the Committee shall be responsible for determining the maximum number of Eligible Employees and the suitability of particular persons to be Eligible Employees in order to comply with applicable federal and state securities statutes and regulations governing such exemptions.

(e)           In determining the Eligible Employees and Directors to whom Rights may be granted and the number of shares of Stock to be covered by each Right, the Committee shall take into account the nature of the services rendered by such Eligible Employees and Directors, their present and potential contributions to the success of the Company and/or a Subsidiary and such other factors as the Committee shall deem relevant. An Eligible Employee or Director who has been granted a Right under this Plan may be granted an additional Right or Rights under this Plan if the Committee shall so determine. If pursuant to the terms of this Plan, or otherwise in connection with this Plan, it is necessary that the percentage of stock ownership of an Eligible Employee be determined, the ownership attribution provisions set forth in Section 424(d) of the Code shall be controlling.

(f)           The granting of Rights pursuant to this Plan is in the exclusive discretion of the Committee, and until the Committee acts, no individual shall have any rights under this Plan. The terms of this Plan shall be interpreted in accordance with this intent.

Section 2.3. Stock Available For Rights.

(a)          Shares of the Stock shall be subject to, or underlying, grants of Options and Restricted Stock under this Plan. The total number of shares of Stock for which, or with respect to which, Rights may be granted under this Plan shall be those designated in the Plan Pool. In the event that a Right granted under this Plan to any Eligible Employee or Director expires or is terminated unexercised as to any shares of Stock covered thereby, such shares thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of existence of this Plan as described in Section 6.3, then any shares of Stock covered by unexercised or terminated Rights shall not reactivate the existence of this Plan and therefore shall not be available for additional grants of Rights under this Plan.

(b)          In the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number and/or kind of shares of Stock in the Plan Pool that may be issued pursuant to the exercise of, or that are underlying, Rights granted hereunder; (ii) the exercise or other purchase price or value pertaining to, and the number and/or kind of shares of Stock called for with respect to, or underlying, each outstanding Right granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Rights Agreement. Any such adjustments will be made only by the Committee and when so approved will be effective, conclusive and binding for all purposes with respect to this Plan and all Rights then outstanding. No such adjustments will be required by reason of (i) the issuance or sale by the Company for cash of additional shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, or (ii) the issuance of shares of Common Stock in exchange for shares of the capital stock of any corporation, financial institution or other entity acquired by the Company or any Subsidiary in connection therewith.

(c)          The grant of a Right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to enter into a share exchange transaction or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(d)          No fractional shares of Stock shall be issued under this Plan for any adjustment under Section 2.3(b).

Section 2.4. Severable Provisions.

The Company intends that the provisions of each of Articles III and IV, in each case together with Articles I, II, V and VI, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.

ARTICLE III

OPTIONS

Section 3.1. Grant of Options.

(a)          The Company may grant Options to Eligible Employees and Directors as provided in this Article III. Options will be deemed granted pursuant to this Article III only upon authorization by the Committee. The aggregate number of shares of Stock potentially acquirable under all Options granted shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquired under, or underlying, all other Rights outstanding under this Plan.

(b)          The Committee shall designate Options at the time a grant is authorized as either ISOs or Non-Qualified Options. ISOs may only be granted to Eligible Employees. In accordance with Section 422(d) of the Code, to the extent that the aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Stock as to which an ISO may first become exercisable by an Optionee in a particular calendar year (under all stock option plans of the Company and any Subsidiary) exceeds $100,000, the portion of the Option in excess of such amount will be Non-Qualified Options.

Section 3.2. Exercise Price.

The initial Exercise Price of each Option granted under this Plan shall be determined by the Committee in its discretion; provided, however, that the Exercise Price of an ISO shall not be less than (i) the Fair Market Value of the Common Stock on the date of grant of the Option, in the case of any Eligible Employee who does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company (within the meaning of Section 422(b)(6) of the Code), or (ii) one hundred and ten percent (110%) of such Fair Market Value in the case of any Eligible Employee who owns stock in excess of such amount, and provided further that the Exercise Price of a Non-Qualified Option shall not be less than the Fair Market Value of the Common Stock on the date of grant of the Option.

Section 3.3. Terms and Conditions of Options.

(a)          All Options must be granted within ten (10) years of the Effective Date.

(b)          The Committee may grant ISOs and Non-Qualified Options, either separately or jointly, to an Eligible Employee. Directors who are not also Eligible Employees are only eligible to be granted Non-Qualified Options by the Committee.

(c)          Each grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III, which Option Agreement will be executed and delivered by the Optionee and a duly authorized officer of the Company.

(d)          Nothing contained in this Article III, any Option Agreement or in any other agreement executed in connection with the granting of an Option to an Eligible Employee under this Article III will confer upon any Optionee any right with respect to the continuation of his or her status as an employee of the Company or any Subsidiary.

(e)          Except as otherwise provided herein, each Option Agreement may specify the Vesting Period, if any, with respect to the total number of shares of Stock acquirable thereunder. Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

(f)           Not less than one hundred (100) shares of Stock may be purchased at any one time through the exercise of an Option unless the number purchased is the total number at that time purchasable under all Options granted to the Optionee.

(g)          An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by Options granted to the Optionee until payment in full of the Exercise Price by such Optionee for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Section 2.3(b) hereof.

Section 3.4. Exercise of Options.

(a)          An Optionee must be an Eligible Employee or Director at all times from the date of grant until the exercise of the Options granted, except as provided in Section 3.5.

(b)          An Option may be exercised to the extent exercisable (i) by giving written notice of exercise to the Committee, specifying the number of full shares of Stock to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of the Tax Withholding Liability pursuant to Section 3.4(c) below; and (ii) by giving assurances satisfactory to the Company that the shares of Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event of the prior occurrence of the Registration of the shares of Stock under the 1933 Act or in the event resale of such Stock without such Registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.

(c)          As a condition to the issuance of the shares of Stock upon full or partial exercise of a Non-Qualified Option, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability required in connection with such exercise.

(d)          The Exercise Price of an Option shall be payable to the Company either (i) in United States dollars, in cash or by check, or money order payable to the order of the Company, or (ii) at the discretion of the Committee, through the delivery of shares of the Stock owned by the Optionee (including, if the Committee so permits, a portion of the shares of Stock as to which the Option is then being exercised) with a Fair Market Value as of the date of delivery equal to the Exercise Price, or (iii) at the discretion of the Committee, by a combination of (i) and (ii) above. No shares of Stock shall be delivered to the Optionee until arrangements for full payment have been made.

Section 3.5. Term and Termination of Option.

(a)          The Committee shall determine, and each Option Agreement shall state, the expiration date or dates of each Option, but such expiration date shall be not later than ten (10) years after the date such Option was granted. In the event an ISO is granted to a 10% shareholder, the expiration date or dates of each Option Period shall be not later than five (5) years after the date such Option is granted.

(b)          Except as provided below in connection with terminations of employment or other service due to Retirement, Disability, or death, if an Optionee’s employment or other service ends, then unless otherwise specified in an applicable Option Agreement, the Optionee shall have the continued right to exercise any Option held by him or her, to the extent of the number of shares with respect to which he or she could have exercised it on the date of termination, for a period of three (3) months after the termination (but in no event may any Option be exercised later than the end of the Option Period). Notwithstanding anything else provided herein, in the event that an Optionee’s termination of employment or other service is a Just Cause Termination, the right of the Optionee to exercise all Options granted to such Optionee shall terminate as of the date of termination.

(c)          The Committee may, in its discretion, exercised at the time an Option is granted or thereafter, provide that (i) the vesting of any Option that has not previously been forfeited or exercised may be accelerated, in whole or in part, upon the Optionee’s Retirement, and/or (ii) the post-termination exercise period applicable to such Option may be extended (but in no event may any Option be exercised later than the end of the Option Period).

(d)          In the event of the termination of employment or other service of an Optionee by reason of such Optionee’s Disability, such Optionee shall have the right to exercise the vested portion of any Options held by the Optionee, to the extent that they previously have not been exercised or surrendered by the Optionee, or expired by their terms, at any time within twelve (12) months after the last date on which such Optionee provides services as an employee or Director of the Company or any Subsidiary before being disabled (or such other period as specified in the Option Agreement), but in no event may any Option be exercised later than the end of the Option Period.

(e)          In the event of the termination of employment or other service of an Optionee by reason of such Optionee’s death, or in the event that an Optionee dies during the twelve (12) month period following a termination of such Optionee’s employment or other service by reason of such Optionee’s Disability, the personal representative of such Optionee or any person or persons who acquired the right to exercise any such Options by bequest or inheritance will have a period of twelve (12) months from the date of such Optionee’s death in which to exercise the vested portion of such Options (or such other period as specified in the Option Agreement), but in no event may any Options be exercised later than the end of the Option Period. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option under the terms of this Plan after the death of such Optionee.

Section 3.6. Restrictions On Transfer.

An Option granted under Article III may not be Transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee to whom it was granted, may be exercised only by such Optionee.

Section 3.7. Stock Certificates.

Book-entry accounts and/or physical certificates representing the Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against such shares of Stock until all restrictions and conditions set forth in this Article III, the applicable Option Agreement, and in the legends referred to in this Section 3.7 have been complied with.

ARTICLE IV

RESTRICTED STOCK GRANTS

Section 4.1 Grants of Restricted Stock.

(a)          The Company may issue Restricted Stock to Eligible Employees and Directors as provided in this Article IV. Restricted Stock will be deemed issued only upon (i) authorization by the Committee, and (ii) the execution and delivery of a Restricted Stock Grant Agreement by the person to whom such Restricted Stock is to be issued and a duly authorized officer of the Company.

(b)          Each issuance of Restricted Stock pursuant to this Article IV will be evidenced by a Restricted Stock Grant Agreement between the Company and the Holder in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV. Each Restricted Stock Grant Agreement will specify the purchase price per share, if any, paid by the Holder for the Restricted Stock, such amount to be fixed by the Committee.

(c)          Without limiting the foregoing, each Restricted Stock Grant Agreement shall set forth the terms and conditions of any forfeiture provisions regarding the Restricted Stock, (including any provisions for accelerated vesting in the event of a Change in Control Transaction) as determined by the Committee.

(d)          At the discretion of the Committee, the Holder, as a condition to such issuance, may be required to pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability required in connection with such issuance or the subsequent vesting thereof.

(e)          Nothing contained in this Article IV, any Restricted Stock Grant Agreement, or any other agreement executed in connection with the issuance of Restricted Stock under this Article IV will confer upon any Holder any right with respect to the continuation of his or her status as an employee of the Company or any Subsidiary.

Section 4.2. Restrictions on Transfer of Restricted Stock.

(a)          Shares of Restricted Stock acquired by a Holder may be Transferred only in accordance with the specific limitations on the Transfer of Restricted Stock imposed by applicable state or federal securities laws, and subject to the requirements of this Section 4.2. All Transfers of Restricted Stock not meeting the conditions set forth in this Section 4.2 are expressly prohibited.

(b)          Any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer be attempted, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this Section 4.2, and/or exercise any other legal or equitable remedy.

(c)          Any Transfer of Restricted Stock that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure the Company’s rights under a Restricted Stock Grant Agreement and this Article IV are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan applicable to Restricted Stock and of the applicable Restricted Stock Grant Agreement, as if the transferee were the original Holder of such Restricted Stock.

(d)          To facilitate the enforcement of the restrictions on Transfer set forth in this Article IV, the Committee may, at its discretion, require the Holder of shares of Restricted Stock to deliver the certificate(s) for such shares with a stock power executed in blank by the Holder and the Holder’s spouse, to the Secretary of the Company or his or her designee, and the Company may hold said certificate(s) and stock power(s) in escrow and take all such actions as are necessary to ensure that all Transfers and/or releases are made in accordance with the terms of this Plan. Additionally, to the extent the Restricted Stock is issued in book-entry form, the Company may place such holds, legends, or other “stop-transfer” instructions on the shareholder account reflecting such Restricted Stock to ensure compliance with the terms of this Plan and the applicable Restricted Stock Grant Agreement. Any physical certificates may be held in escrow so long as the shares of Restricted Stock evidenced thereby are subject to any restriction on Transfer under this Article IV or under a Restricted Stock Grant Agreement. Each Holder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow agent with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Article IV, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow agent will not be liable to any party to a Restricted Stock Grant Agreement (or to any other party) for any actions or omissions unless the escrow agent is grossly negligent relative thereto. The escrow agent may rely upon any letter, notice or other document executed by any signature purported to be genuine.

Section 4.3. Compliance with Law.

Notwithstanding any other provision of this Article IV, Restricted Stock may be issued pursuant to this Article IV only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. Nothing herein shall be interpreted to require the Company to register or qualify Restricted Stock with the SEC or any state agency.

Section 4.4. Stock Certificates.

Book-entry accounts and/or physical certificates representing the Restricted Stock issued pursuant to this Article IV will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against shares of Restricted Stock until all restrictions and conditions set forth in this Article IV, the applicable Restricted Stock Grant Agreement and the legends referred to in this Section 4.4 have been complied with.

Section 4.5. Limitations.

The aggregate number of shares of Stock potentially distributable as Restricted Stock shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquirable under, or underlying, all other Rights outstanding under this Plan.

ARTICLE V

CHANGE IN CONTROL

Section 5.1. Committee’s Discretion.

(a)          At any time prior to the date of consummation of a Change in Control Transaction, the Committee may, in its absolute discretion and notwithstanding the terms of any Rights Agreement, (i) determine that all or any part of any Options theretofore granted under this Plan shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction, or (ii) provide for the full or partial release from restrictions on transfer and repurchase or forfeiture rights applicable to any award of Restricted Stock issued under this Plan, in either case on such terms and conditions as the Committee may specify.

(b)          The Committee may elect in its discretion in lieu of requiring the exercise of any outstanding Options prior to termination of such Options in connection with a Change in Control Transaction, to cancel outstanding Options in exchange for cash payments for each outstanding Option equal to the product of (x) the positive difference, if any, of (i) the price per share of Common Stock being paid in connection with the Change in Control Transaction less (ii) the applicable purchase or exercise price per share of Stock for such Option and (y) the number of shares of Stock subject to such Option. Any such cash payments shall be paid to the holders of Options within thirty (30) days after the closing of the Change in Control Transaction (subject to any escrow or other holdback periods and related reductions in amounts otherwise so payable applicable to all holders of Stock) and shall be subject to any applicable tax withholding requirements. Additionally, if the price per share of Common Stock being paid in connection with the Change in Control Transaction is paid, in whole or in part, in a form other than cash, then the value of the non-cash portion of Change in Control Transaction consideration will be determined in the reasonable judgment of the Committee, which determination shall be binding on the Grantee, taking into consideration all available information material to the value of such non-cash consideration, including factors such as, if applicable, the value of the surviving entity’s securities (or, if applicable, its parent company) paid for the Company’s Common Stock in the Change in Control Transaction.

(c)          The Committee may elect in its discretion to make appropriate provision for the continuation of Rights issued under this Plan by either assumption of such Rights by the successor entity (or its parent) in connection with the Change in Control Transaction or by substitution of such Rights with an equivalent award. In the event that Rights are assumed as described in the preceding sentence, the Committee will provide for such appropriate adjustments to the number and type of securities subject to the Right and the exercise or purchase price thereof so as to preserve, as nearly as practicable, the compensation element of the Right existing at the time of the Change in Control Transaction as determined in accordance with the instruments evidencing the agreement to assume the Right.

Section 5.2. Termination of Rights Following Change in Control Transaction.

Effective upon the consummation of a Change in Control Transaction pursuant to which the Company’s Common Stock ceases to be outstanding, all outstanding Rights under the Plan shall terminate, but such Rights shall not terminate to the extent they are assumed by the successor entity (or its parent) in connection with the Change in Control Transaction as described in Section 5.1(c) above.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Application of Funds.

The proceeds received by the Company from the sale of Stock pursuant to the exercise of Rights will be used for general corporate purposes.

Section 6.2. No Obligation to Exercise Right.

The granting of a Right shall impose no obligation upon the Grantee to exercise such Right.

Section 6.3. Term of Plan.

The Plan shall continue in effect for a term of 10 years from the Effective Date unless sooner terminated, subject to the approval of the Plan by the shareholders of the Company within 12 months before or after the Effective Date. The expiration of the Plan will not have the effect of terminating any Rights outstanding on such date, except as otherwise provided in the instrument granting such Right.

Section 6.4. Amendment and Discontinuance.

The Board may at any time amend or terminate the Plan, provided, however, that the Board may not, without the approval of the shareholders of the Company obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, amend the Plan to:

(a)          Increase the total number of shares of Stock issuable pursuant to all Rights under the Plan, except as contemplated by Section 2.3(b) hereof;

(b)          Change the class of employees eligible to receive ISOs under the Plan;

(c)          Modify the requirements as to eligibility for participation under this Article IV; or

(d)          extend the expiration date of the Plan.

No termination, amendment, or modification of the Plan shall materially and adversely affect the rights of a Grantee under an existing Rights Agreement without the consent of such Grantee.

Section 6.5. Captions and Headings; Gender and Number.

Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part of, and shall not serve as a basis for, interpretation or construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa, whenever such meanings are appropriate.

Section 6.6. Expenses of Administration of Plan.

All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company or any Subsidiary.

Section 6.7. Exculpation and Indemnification.

In connection with this Plan, no member of the Board or the Committee shall be personally liable for any act or omission to act in such person’s capacity as a member of the Board or the Committee, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person’s own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation, the Company shall indemnify and hold harmless the members of the Board or the Committee, and each other officer or employee of the Company to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with approval of the Board) and any costs or expense (including reasonable counsel fees) incurred by such person arising out of, or as a result of, such person’s duties, responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

Section 6.8. Governing Law.

Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance and enforcement of this Plan.

Section 6.9. Application of Section 409A.

This Plan and all Rights granted hereunder are intended to comply with, or be exempt from, the requirements of Section 409A. All Rights will be construed and administered such that the Right either (i) qualifies for an exemption from the requirements of Section 409A or (ii) satisfies the requirements of Section 409A. If a Right is subject to Section 409A, unless the Rights Agreement specifically provides otherwise: (i) distributions will only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment will only be made upon a “separation from service” within the meaning of Section 409A, and (iii) in no event will a Grantee, directly or indirectly, designate the calendar year in which a distribution is made, except in accordance with Section 409A. Each payment in any series of installment payments under any Right will be treated as a separate payment for purposes of Section 409A. Any Right granted under this Plan that is subject to Section 409A and that is to be distributed to a “specified employee” (as defined in Section 409A) upon a separation from service will be administered so that any distribution with respect to such Right will be postponed for six months following the date of the specified employee’s separation from service, if required by Section 409A. If a distribution is delayed pursuant to Section 409A, the distribution will be paid within 30 days after the end of the six-month period or the specified employee’s death, if earlier. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Right may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Rights Agreement or adopt other policies and procedures, or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Right from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Right, or (B) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Rights Agreement to the contrary, each Optionee and Holder will be solely responsible for the tax consequences of Rights, and in no event will the Company have any responsibility or liability if a Right does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under Section 409A, the Company does not represent or warrant that the Plan or any Right complies with any provision of federal, state, local or other tax law.

Section 6.10. Prohibition on Excessive Risk Taking.

Notwithstanding any other provision contained in this Plan or in any Rights Agreement, all vesting requirements, performance metrics and targets and forfeiture lapse requirements imposed in connection with the grant of any Right hereunder shall be designed in a manner such that they do not encourage excessive risk taking by officers or employees of the Company or any Subsidiary.

Section 6.11 Market Standoff.

To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment or best efforts underwriting, no Holder of any shares of Restricted Stock nor anyone holding shares of Stock received upon exercise of an Option will Transfer any such shares not included in such underwriting, or not previously registered in a Registration, during the one hundred eighty (180) day period following the effective date of the registration statement filed with the SEC under the 1933 Act in connection with such offering.